EXHIBIT 32.1

CERTIFICATION

In connection with the Annual Report of BioMimetic Therapeutics, Inc. (the ‘‘Company’’) on Form 10-K for the period ended December 31, 2007 as filed with the Securities and Exchange Commission (the ‘‘Report’’), I, Dr. Samuel E. Lynch, Chief Executive Officer and President of the Company, hereby certify as of the date hereof, pursuant to Title 18, Chapter 63, Section 1350 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, ‘‘filed’’ with the Securities and Exchange Commission.

Date: March 12, 2008

/s/ Samuel E. Lynch
Dr. Samuel E. Lynch
Chief Executive Officer and President